Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-186111) of Benefit Street Partners Realty Trust, Inc. and in the related Prospectus of our report dated March 16, 2020, with respect to the consolidated financial statements of Benefit Street Partners Realty Trust, Inc., included in this Amendment No. 1 to the Annual Report (Form 10-K/A).

/s/ Ernst & Young LLP

New York, New York
March 19, 2020